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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ragen MacKenzie Group Incorporated on Form S-8 of our report dated June 22, 1998 on the consolidated financial statements of Ragen MacKenzie Group Incorporated as of September 26, 1997 and September 27, 1996, and for each of the three years in the period ended September 26, 1997 included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that relates to Amendment No. 5 to Registration Statement No. 333-50735 of Ragen MacKenzie Group Incorporated on Form S-1.


/s/ Deloitte & Touche LLP

Seattle, Washington
June 22, 1998